Exhibit (n)(3)

SCHEDULE A

TO THE AMENDED AND RESTATED

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

ACCESS ONE TRUST

AS OF DECEMBER 14, 2006

Access Flex High Yield Fund

Access Flex Bear High Yield

Access Commodity Fund

Access Bear Commodity Fund